SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b) (2)


                              THE BANK OF NEW YORK



        New York                                       13-5160382
        (State of incorporation if                     (I. R. S. employer
        not a U. S. national bank)                     identification no.)


        One Wall Street, New York,  NY                           10286
        (Address of principal executive offices)               (Zip code)


                        GMACM HOME LOAN TRUST 2001-HLTV1
                          C/o Wilmington Trust Company
                               Rodney Square North
                            1100 North Market Street
                         Wilmington, Delaware 19890-0001


                  Delaware                              not yet filed
        (State or other jurisdiction of                 (I. R. S. employer
        incorporation or organization)                  identification no.)


             GMACM HOME LOAN TRUST 2001-HLTV1 GMACM Home Loan-Backed
                          Term Notes, Series 2001-HLTV1





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1. General information. Furnish the following information as to the Trustee

(a) Name and address of each examining or supervising authority to which it is subject.

 Name                                                 Address

 Superintendent of Banks of the State                 2 Rector Street, NY.,
 New York, NY                                         NY 10006, and Albany,
                                                      12203

 Federal Reserve Bank of New York                     33 Liberty Plaza,  NY, NY
                                                      10045

 Federal Deposit Insurance Corporation                Washington,  DC 20429

 New York Clearing House Association                  New York, NY 10005

(b)     Whether it is authorized to exercise corporate trust power.
             Yes.

2.      Affiliations with Obligor.
                If the obligor is an affiliate of the trustee, describe each such affiliation.

                None.

16.     List of Exhibits.

               Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17C. F. R. 229.10(d).

1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to From T-1 filed with Registration Statement No. 33-29637).

4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019).




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                                                SIGNATURE


        Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York, a New York banking corporation, organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of New York and State of New York, on the 24th day of January, 2001.


                                                   The Bank of New York

                                            BY:    /s/ John Polito
                                                   John Polito
                                                   Vice President

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